UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2009

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50484 (Commission File Number)	51-0407811 (I.R.S. Employer Identification No.)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877-6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On August 4, 2009, Marshall Edwards Pty Limited (“MEPL”), a wholly-owned subsidiary of Marshall Edwards, Inc. (the “Company”) and Novogen Research Pty Limited (“Novogen Research”), a wholly-owned subsidiary of Novogen Limited, entered into a license agreement pursuant to which Novogen Research granted to MEPL an exclusive, worldwide, non-transferable license under its patents and patent applications and in the intellectual property rights related to its know how to conduct clinical trials, commercialize and distribute the anti-cancer compound NV-128. The Company is a majority owned subsidiary of Novogen Limited.
     The terms of the license agreement were established through arms-length negotiations between the independent members of the board of directors of Novogen Limited and members of the Company’s Audit Committee which is composed of independent members of the Company’s board of directors. The license agreement was unanimously approved by the board of directors of each of MEPL and the Company. A majority of the members of the Company’s board of directors are independent in accordance with Nasdaq listing requirements.
     The license agreement covers the use of NV-128 in the field of prevention, treatment and cure of cancer in humans delivered in all forms except topical applications. The license agreement remains in effect until (i) the expiration or lapsing of the last relevant patents or patent applications in the world or (ii) Novogen Research’s assignment to MEPL of the last relevant patents or patent applications in the world so that MEPL may assume the filing, prosecution and maintenance of such patents or patent applications. Thereafter, the license becomes a non-exclusive, perpetual and irrevocable license covering any remaining intellectual property rights related to the know how with respect to NV-128. MEPL may terminate the license by giving three months notice to Novogen Research.
     MEPL paid U.S. $1,500,000 to Novogen Research in August 2009, which was the first lump sum license fee payment under the terms of the license agreement. Future amounts payable to Novogen Research are as follows:
     (i) U.S. $1,000,000 on the date an investigational new drug containing NV-128 is approved by the U.S. Food and Drug Administration (the “FDA”) for use in clinical trials or by an equivalent government agency outside the United States;
     (ii) U.S. $2,000,000 on the date of enrollment of the first clinical trial subject in a Phase II clinical trial of an investigational drug containing NV-128;
     (iii) U.S. $3,000,000 on the date of enrollment of the first clinical trial subject in a Phase III clinical trial of an investigational drug containing NV-128; and
     (iv) U.S. $8,000,000 on the date of the first receipt of a new drug application approval for an investigational drug containing NV-128 from the FDA or equivalent approval from of a government agency outside the United States.

     The foregoing description of the license agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the license agreement filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	License Agreement dated August 4, 2009 by and between Novogen Research Pty Limited and Marshall Edwards Pty Limited

99.1	Press Release issued by Marshall Edwards, Inc. dated August 5, 2009

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ David R. Seaton
David R. Seaton
Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Dated: August 7, 2009

Index to Exhibits

Exhibit No.	Description

10.1	License Agreement dated August 4, 2009 by and between Novogen Research Pty Limited and Marshall Edwards Pty Limited

99.1	Press Release issued by Marshall Edwards, Inc. dated August 5, 2009